- 1 -Business Use AMENDMENT NO. 8 TO PPL EXECUTIVE DEFERRED COMPENSATION PLAN WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and WHEREAS, the Plan was amended and restated effective November 1, 2003, and subsequently amended by Amendment No. 1, 2, 3, 4, 5, 6, and 7; and WHEREAS, PPL desires to further amend the Plan to change the eligibility requirements for participation in the Plan. NOW, THEREFORE, effective the Plan is hereby amended as follows: 1. Effective January 1, 2022, Section 3.1 of the Plan, is hereby amended to read as follows: Any employee of PPL or a Participating Company designated as Director IN WITNESS WHEREOF, this Amendment No. 8 is executed this 20th day of December, 2021. PPL SERVICES CORPORATION By:_______________________________ Angela K. Gosman VP & Chief Human Resources Officer Exhibit 10(n)-9